UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)		April 1, 2019

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

(212) 345-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 1, 2019, Marsh & McLennan Companies, Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of Jardine Lloyd Thompson Group plc, a public company organized under the laws of England and Wales (“Jardine Lloyd Thompson”).

Item 1.02. Termination of a Material Definitive Agreement.

On April 1, 2019, the Company terminated its Bridge Loan Agreement, dated as of September 18, 2018 (the “Bridge Facility”), among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent. The Bridge Facility had no amounts borrowed under it at termination and no prepayment premium resulted from the termination.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above in the Introductory Note, on April 1, 2019, the Company completed the Acquisition. The Acquisition was effected by means of a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006, as amended.

On September 18, 2018, the Company and MMC Treasury Holdings (UK) Limited, a private limited company organized under the laws of England and Wales and a wholly-owned subsidiary of the Company (“MMC Bidco”), released an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms on which the Company intended to make a recommended cash offer to acquire the entire issued and to be issued ordinary share capital of Jardine Lloyd Thompson. Under the terms of the recommended offer, Jardine Lloyd Thompson shareholders were entitled to receive, for each Jardine Lloyd Thompson ordinary share held by such shareholders, £19.15 in cash. Jardine Lloyd Thompson’s shares are expected to be delisted from the London Stock Exchange on April 2, 2019, and Jardine Lloyd Thompson shareholders will receive as aggregate consideration in the Acquisition, in accordance with the foregoing exchange ratio, approximately £4.3 billion (or approximately $5.6 billion based on an exchange rate of U.S. $1.31:£1) in cash.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Rule 2.7 Announcement for the Acquisition and the Co-operation Agreement entered into in connection with the Acquisition, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

On April 1, 2019, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

2.1	Rule 2.7 Announcement, dated as of September 18, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 18, 2018).

2.2	Co-operation Agreement, dated as of September 18, 2018, by and among Marsh & McLennan Companies, Inc., MMC Treasury Holdings (UK) Limited and Jardine Lloyd Thompson Group plc (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 18, 2018).

99.1	Press release issued by Marsh & McLennan Companies, Inc., dated as of April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Katherine J. Brennan
Name:	Katherine J. Brennan
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date: April 1, 2019